SCAN TO
VIEW MATERIALS & VOTE

CMC MATERIALS, INC.
ATTN: H. CAROL BERNSTEIN
870 N. COMMONS DRIVE
AURORA, IL 60504

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on March 2, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CCMP2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on March 2, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D63950-P64874 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CMC MATERIALS, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.	**For**	**Against**	**Abstain**
1. Proposal to adopt the Agreement and Plan of Merger (the "merger agreement"), dated as of December 14, 2021, by and between CMC Materials, Inc. ("CMC"), Entegris, Inc. and Yosemite Merger Sub (as amended from time to time) (the "merger agreement proposal").	☐	☐	☐
2. Proposal to approve, on a non-binding, advisory basis, the merger-related compensation that will or may be paid to CMC's named executive officers in connection with the transactions contemplated by the merger agreement (the "compensation proposal").	☐	☐	☐
3. Proposal to approve the adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to CMC stockholders (the "adjournment proposal").	☐	☐	☐

NOTE: The proxies may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus are available at www.proxyvote.com.

D63951-P64874

CMC MATERIALS, INC.
Special Meeting of Stockholders
March 3, 2022 8:00 A.M. Central Standard Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) William P. Noglows and H. Carol Bernstein, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all the shares of common stock of CMC that the undersigned stockholder(s) is/are entitled to vote at the special meeting of stockholders to be held at 8:00 a.m. Central Standard Time on Thursday, March 3, 2022 (the "Special Meeting"), via the Internet at www.virtualshareholdermeeting.com/CCMP2022SM and any adjournment or postponement thereof. The undersigned stockholder(s) hereby revokes any proxy or proxies previously given with respect to the Special Meeting.

This proxy, when properly executed, will be voted as directed by the undersigned stockholder(s). **Unless contrary direction is given, this proxy will be voted FOR the merger proposal, FOR the compensation proposal and FOR the adjournment proposal.** The undersigned stockholder(s) may revoke this proxy at any time before it is voted by submitting a written notice of revocation to CMC's corporate secretary, granting a subsequently dated proxy, re-voting by telephone or the Internet at a later time, before 11:59 p.m., Eastern Time, on Wednesday, March 2, 2022, or attending virtually and voting at the Special Meeting via the Special Meeting website. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement/Prospectus.

Please sign and return the proxy card promptly in the enclosed envelope.